UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2008

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.  Completion of Acquisition or Disposition of Assets

On May 1, 2008, Premier Financial Bancorp, Inc. (“Premier”) issued a press release announcing the completion of its acquisition of Traders Bankshares, Inc. (“Traders”), a $108 million bank holding company (as of March 31, 2008) headquartered in Spencer, West Virginia.  The transaction was completed at the close of business on April 30, 2008.  Under terms of the definitive agreement of merger dated November 27, 2007, each share of Traders common stock will be entitled to merger consideration of $50.00 cash and 3.75 shares of Premier common stock.  Premier will issue approximately 675,000 shares of its common stock and pay in total $9.0 million in cash to the shareholders of Traders.  The cash portion of the merger consideration was funded by proceeds from a borrowing from First Guaranty Bank more fully described in Item 2.03 below.  The value of the transaction is estimated at $18.1 million.

Item 2.03.  Creation of a Direct Financial Obligation

On April 30, 2008, Premier Financial Bancorp, Inc. (“Premier”) executed and delivered to First Guaranty Bank of Hammond, Louisiana a Promissory Note and Business Loan Agreement dated April 30, 2008 for the principal amount of $11,550,000, bearing interest floating daily at the “Wall Street Journal” prime rate minus 1.00% (initially 5.00%) and requiring monthly principal payments of $50,000 until maturity on September 28, 2017.  The note is secured by a pledge of Premier’s 100% interest in Boone County Bank (a wholly owned subsidiary) under Collateral Agreement dated January 31, 2006.  The proceeds of this note were used to fund the $9,000,000 of cash needed to purchase Traders Bankshares, Inc. described in item 2.01 above and to refinance the remaining $2,550,000 balance of Premier’s current outstanding note with First Guaranty Bank.
Premier’s chairman owns approximately 27.6% of the voting stock of First Guaranty Bank.  However, Premier’s board of directors determined during its vote to authorize the company to enter into the loan transaction that the terms of the financing, including the interest rate and collateral, were no less favorable than those which could be obtained from other financial institutions.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 – Loan Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated April 30, 2008.

Exhibit 10.2 – Promissory Note between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated April 30, 2008.

Exhibit 10.3 – Commercial Pledge Agreement captioned as Collateral Agreement between Premier Financial Bancorp, Inc. First Guaranty Bank, Hammond, Louisiana, dated January 31, 2006 filed as Exhibit 10.8 to Form 10-K filed March 30, 2006 is incorporated herein by reference.

Exhibit 99.1 - Press Release dated May 1, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: May 1, 2008                                                     Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated April 30, 2008.
10.2	Promissory Note between Premier Financial Bancorp, Inc. and First Guaranty Bank, Hammond, Louisiana, dated April 30, 2008.
99.1	Press Release dated May 1, 2008 captioned “Premier Financial Bancorp, Completes Acquisition of Traders Bankshares, Inc.”